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EXHIBIT 99.1

[KINGDOM VENTURES LOGO]

KINGDOM VENTURES PROJECTS REVENUE INCREASE OF OVER 150% IN Q2 OF 2003 - CORPORATE ACTIVITY STRUCTURE ALSO ANNOUNCED

MINDEN, Nev.--(PrimeZone)--July 9, 2003--KINGDOM VENTURES, INC. (OTCBB:KDMV -
News), a rapidly growing church development company, reported today expected growth in revenues in its Second Fiscal Quarter ending July 31, 2003. Revenues are projected to increase to $2,100,000 in the Second Quarter 2003 from $828,248 in Second Quarter of 2002 according to Gene Jackson, CEO/President.


JACKSON ALSO ANNOUNCED THE FOLLOWING CORPORATE ACTIVITY STRUCTURE TO FULFILL THE COMPANY MISSION:

"KINGDOM COMMUNICATIONS GROUP (a KINGDOM VENTURES, INC. subsidiary) is where our media properties are located. These properties include CHRISTIAN TIMES and CHRISTIAN SPEAKERS & ARTISTS AGENCY. Both of these activities are complemented by our partnership with Life Perspectives Radio (WWW.IEXALTRADIO.COM).


KINGDOM CONNECT GROUP (a KINGDOM VENTURES, INC. subsidiary) is where our marketing activities occur; these include WWW.IEXALT.COM, WWW.IEXALTMALL.COM, Faith Group Services (which reaches both the mainline and evangelical Christian population) with e-commerce, e-community, and internet and telecommunications services.


KINGDOM COMMERCE GROUP is where our product activities take place. This Group is comprised of XTREME NOTEBOOKS (WWW.XNBS.COM) which is a KINGDOM VENTURES, INC, subsidiary, Xtreme Desktops, KINGDOM GIFTS (includes our inspirational gift line and fundraising activities for non-profit organizations), YAHWEAR CLOTHING, and Mr. Roy Productions, Inc.


The mission statement of Kingdom ventures is: "KINGDOM VENTURES exists to provide media and product resources to Christian people to assist in personal, church, and ministry growth and to demonstrate the Good News of God's Word as proclaimed in the Bible, both through uplifting faith and humanitarian practice. By coming alongside individual believers and working with them to have their buying power benefit organizations that are in sync with God's directives and assisting churches, ministries and organizations in effectively marketing themselves and funding their projects, KINGDOM VENTURES will benefit medical missions, homeless shelters, relief agencies, and many other organizations, and by doing so demonstrate to the world the love of God for mankind."


There are approximately 400,000 Protestant churches in the U.S. alone. 94% of them have fewer than 1,000 active members, and therefore limited financial resources to effectively manage the business side of their operations. Christian organizations' total budgets are measured in billions of dollars. 89% of American households give to charities an average of $1,600+ a year, and religious organizations receive 60% of it. In addition, religious and inspirational products are selling at a pace of $5.6 billion annually (source:
Christian Retailing Magazine).


KINGDOM VENTURES has impacted the Christian community through relationships with independent distributors, Christian bookstores, gift stores, and has established strong business relationships with hundreds of Christian organizations and performed over 750 fundraising events -- helping churches and other Christian organizations grow.


For more information on KINGDOM VENTURES, visit HTTP://WWW.KDMVCORP.COM.


All statements other than statements of historical fact included in this press release are "forward-looking statements." The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated.

Contact:
     FOCUS PARTNERS, LLC (FOR KINGDOM VENTURES)
     David Zazoff, 212/752-9445
     kdmv@focuspartners.com
     ir@kdmvcorp.com

     or

     KINGDOM VENTURES, INC.
     800-839-2506 Toll Free
     Gene@kdmvcorp.com
     775/267-2242 Local
     775/267-2661 Fax

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